Exhibit 99.2

Intellia Therapeutics Announces FDA Lift of Clinical Hold on

MAGNITUDE Phase 3 Clinical Trial in ATTR-CM

CAMBRIDGE, Mass., March 2, 2026 – Intellia Therapeutics, Inc. (Nasdaq: NTLA), a leading biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies, today announced that the U.S. Food and Drug Administration (FDA) has removed the clinical hold on the Investigational New Drug application (IND) for the MAGNITUDE Phase 3 clinical trial of nexiguran ziclumeran (nex-z) for patients with transthyretin amyloidosis with cardiomyopathy (ATTR-CM).

“We are very pleased to have aligned with the FDA on the path forward for our MAGNITUDE clinical trial, with measures designed to further enhance patient safety and allow us to continue to investigate nex-z in a broad ATTR-CM population,” said Intellia President and Chief Executive Officer John Leonard, M.D. “With the resolution in January of the clinical hold on our MAGNITUDE-2 Phase 3 trial for patients with hereditary ATTR with polyneuropathy, our attention now turns to completing enrollment in both ongoing trials. We appreciate the FDA’s responsiveness throughout this process and thank the many investigators and patients who are participating in these trials.”

The clinical holds on the INDs for MAGNITUDE and MAGNITUDE-2 were imposed by the FDA on October 29, 2025, following the observation of Grade 4 liver transaminases and increased total bilirubin in a patient who was dosed with nex-z in MAGNITUDE that met the trial’s protocol-defined pausing criteria. The company has aligned with the FDA on mitigation measures for MAGNITUDE and MAGNITUDE-2 that include enhanced monitoring of liver laboratory tests, guidance for short-term steroid treatment if elevated liver transaminases are observed in the initial period following dosing and the exclusion of patients with certain liver abnormalities. For MAGNITUDE, additional exclusion criteria are being incorporated for patients with a recent history of cardiovascular instability and those with ejection fraction <25% at the time of screening. Intellia is engaged with clinical trial investigators, ethics committees, international regulatory authorities and other stakeholders to resume enrollment activities in MAGNITUDE and MAGNITUDE-2.

MAGNITUDE is a randomized, double-blind, placebo-controlled trial evaluating the efficacy and safety of nex-z in approximately 1,200 patients with ATTR-CM. The primary endpoint of the trial is based on a composite measure of cardiovascular-related events, including mortality. Adult patients with ATTR-CM are randomized 2:1 to receive a single 55 mg infusion of nex-z or placebo. For more information on MAGNITUDE (NCT06128629), please visit clinicaltrials.gov.

Page 1 of 3	intelliatx.com

MAGNITUDE-2 is a randomized, double-blind, placebo-controlled trial evaluating the efficacy and safety of nex-z in approximately 60 patients with hereditary ATTR amyloidosis with polyneuropathy (ATTRv-PN). The primary endpoints of the study are a change in modified neuropathy impairment score and a change in serum TTR levels. Adult patients with ATTRv-PN are randomized 1:1 to receive a single 55 mg infusion of nex-z or placebo. For more information on MAGNITUDE-2 (NCT06672237), please visit clinicaltrials.gov.

About Nex-z

Based on Nobel Prize-winning CRISPR/Cas9 gene editing technology, nex-z has the potential to become the first one-time treatment for transthyretin (ATTR) amyloidosis with cardiomyopathy (ATTR-CM) and/or hereditary ATTR with polyneuropathy (ATTRv-PN). Nex-z is designed to inactivate the TTR gene that encodes for the transthyretin (TTR) protein and is being investigated in MAGNITUDE and MAGNITUDE-2, Phase 3 clinical trials in ATTR-CM and ATTRv-PN, respectively. Interim Phase 1 clinical data showed the administration of nex-z led to consistent, deep and long-lasting TTR reduction. Nex-z has received an Orphan Drug and RMAT Designation from the U.S. Food and Drug Administration (FDA) and an Orphan Drug Designation (ODD) from the European Commission. Intellia leads development and commercialization of nex-z as part of a multi-target discovery, development and commercialization collaboration with Regeneron Pharmaceuticals, Inc.

About Intellia Therapeutics

Intellia Therapeutics, Inc. (Nasdaq: NTLA) is a leading clinical-stage biopharmaceutical company focused on revolutionizing medicine leveraging CRISPR gene editing and other core technologies. The company’s mission is to transform the lives of people with severe diseases by developing and commercializing potentially curative treatments. With deep scientific, technical and clinical development experience, Intellia aims to reset the standard for medicine by durably treating the root causes of disease. Learn more at intelliatx.com and follow us @intelliatx.

Forward-Looking Statements

This press release contains “forward-looking statements” of Intellia Therapeutics, Inc. (“Intellia” or the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Intellia’s beliefs and expectations regarding: the safety, tolerability, efficacy, success and advancement of its clinical programs for nexiguran ziclumeran or “nex-z” (also known as NTLA-2001), including the ability to engage with clinical trial

Page 2 of 3	intelliatx.com

investigators, ethics committees, international regulatory authorities and other stakeholders to resume enrollment activities in its MAGNITUDE and MAGNITUDE-2 trials for nex-z in ATTR-CM and ATTRv-PN, the ability to successfully complete the MAGNITUDE and MAGNITUDE-2 trials, and the potential of nex-z to become the first one-time treatment for ATTR-CM and/or ATTRv-PN.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: regulatory agencies’ evaluation of regulatory filings and other information related to our product candidates, including nex-z; uncertainties related to the authorization, initiation and conduct of studies and other development requirements for our product candidates, including uncertainties related to regulatory approvals to conduct clinical trials; the risk that any one or more of Intellia’s product candidates, including nex-z, will not be successfully developed and commercialized; risks related to Intellia’s ability to protect and maintain its intellectual property position; risks related to valid third party intellectual property; risks related to Intellia’s relationship with third parties, including its licensors and licensees; risks related to the ability of its licensors to protect and maintain their intellectual property position; the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies for the same product candidate or Intellia’s other product candidates; and risks related to Intellia’s reliance on collaborations, including that its collaboration with Regeneron Pharmaceuticals, Inc. will not continue or will not be successful. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Intellia’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Intellia’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Intellia’s other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intellia undertakes no duty to update this information unless required by law.

# # #

Contact:

Jason Fredette

Vice President, Investor Relations and Corporate Communications

Intellia Therapeutics, Inc.

jason.fredette@intelliatx.com

Page 3 of 3	intelliatx.com